Exhibit 99.1

NEWS RELEASE

Investors:	Media:
Jason Korstange	Mark Goldman
(952) 745-2755	(952) 475-7050

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $52.3 Million, or 29 Cents Per Share,

Up 6 Cents, or 26.1 Percent from the Third Quarter of 2013

THIRD QUARTER HIGHLIGHTS

-       Revenue of $320.3 million, up 4.7 percent from the third quarter of 2013

-       Loan and lease originations of $3.6 billion, up 14.9 percent from the third quarter of 2013

-       Average deposits of $15.2 billion, up 5.9 percent from the third quarter of 2013

-       Provision for credit losses of $15.7 million, down 36.0 percent from the third quarter of 2013

-       Non-accrual loans and leases of $275.1 million, down 2.7 percent from the third quarter of 2013

-       Return on average assets of 1.15 percent, up 18 basis points from the third quarter of 2013

-       Return on average tangible common equity of 12.11 percent, up 120 basis points from the third quarter of 2013

Summary of Financial Results					Table 1
(Dollars in thousands, except per-share data)				Percent Change
	3Q 2014	2Q 2014	3Q 2013	3Q14 vs 2Q14	3Q14 vs 3Q13	YTD 2014	YTD 2013	Percent Change
Net income attributable to TCF	$52,317	$53,125	$42,795	(1.5)%	22.3%	$150,199	$111,673	34.5%
Net interest income	204,180	206,101	199,627	(0.9)	2.3	611,555	600,762	1.8
Diluted earnings per common share	0.29	0.29	0.23	—	26.1	0.83	0.60	38.3

Financial Ratios (1)
Pre-tax pre-provision return on average assets (2)	2.13%	2.05%	2.04%			2.02%	2.00%
Return on average assets	1.15	1.17	0.97			1.11	0.86
Return on average common equity	10.50	10.99	9.28			10.30	8.03
Return on average tangible common equity (3)	12.11	12.72	10.91			11.93	9.49
Net interest margin	4.60	4.65	4.62			4.64	4.69
Net charge-offs as a percentage of average loans and leases	0.66	0.45	0.71			0.52	0.82

(1) Annualized.

(2) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(3) See “Reconciliation of GAAP to Non-GAAP Financial Measures” table.

WAYZATA, MN, October 24, 2014 - TCF Financial Corporation (“TCF” or the “Company”) (NYSE: TCB) today reported net income of $52.3 million for the third quarter of 2014, compared with net income of $42.8 million for the third quarter of 2013, and net income of $53.1 million for the second quarter of 2014. Diluted earnings per common share was 29 cents for the third quarter of 2014, compared with 23 cents for the third quarter of 2013, and 29 cents for the second quarter of 2014.

TCF reported net income of $150.2 million for the first nine months of 2014, compared with net income of $111.7 million for the same period in 2013. Diluted earnings per common share was 83 cents for the first nine months of 2014, compared with 60 cents for the same period in 2013.

Chairman’s Statement

“TCF reported another steady quarter of profitability, with earnings of 29 cents per share and a strong return on average assets of 1.15 percent and return on average tangible common equity of 12.11 percent, while maintaining an industry-leading net interest margin of 4.60 percent,” said William A. Cooper, Chairman and Chief Executive Officer.

“TCF’s growth is driven by a unique loan and lease origination capability funded by an increasing, low-cost deposit base.  Strong loan and lease originations during the quarter continued to provide a growing source of non-interest income through loan sales and servicing revenue, as well as TCF’s first auto loan securitization completed in July.  I believe TCF’s ability to generate national loan and lease growth while developing a diversified revenue base positions us to deliver long-term shareholder value.”

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Revenue

Total Revenue						Table 2
				Percent Change
(Dollars in thousands)	3Q 2014	2Q 2014	3Q 2013	3Q14 vs 2Q14	3Q14 vs 3Q13	YTD 2014	YTD 2013	Percent Change
Net interest income	$204,180	$206,101	$199,627	(0.9)%	2.3%	$611,555	$600,762	1.8%
Fees and other revenue:
Fees and service charges	40,255	38,035	42,457	5.8	(5.2)	114,909	123,352	(6.8)
Card revenue	12,994	13,249	13,167	(1.9)	(1.3)	38,493	38,854	(0.9)
ATM revenue	5,863	5,794	5,941	1.2	(1.3)	16,976	17,274	(1.7)
Total banking fees	59,112	57,078	61,565	3.6	(4.0)	170,378	179,480	(5.1)
Leasing and equipment finance	24,383	23,069	28,778	5.7	(15.3)	69,432	67,591	2.7
Gains on sales of auto loans, net	14,863	7,270	7,140	104.4	108.2	30,603	22,421	36.5
Gains on sales of consumer real estate loans, net	8,762	8,151	4,152	7.5	111.0	28,619	16,347	75.1
Servicing fee income	5,880	4,892	3,619	20.2	62.5	15,079	9,503	58.7
Other	3,170	2,789	986	13.7	N.M.	8,341	3,384	146.5
Total fees and other revenue	116,170	103,249	106,240	12.5	9.3	322,452	298,726	7.9
Subtotal	320,350	309,350	305,867	3.6	4.7	934,007	899,488	3.8
(Losses) gains on securities, net	(94)	767	(80)	N.M.	(17.5)	1,047	(80)	N.M.
Total revenue	$320,256	$310,117	$305,787	3.3	4.7	$935,054	$899,408	4.0

Net interest margin (1)	4.60%	4.65%	4.62%			4.64%	4.69%
Fees and other revenue as a % of total revenue	36.27	33.29	34.74			34.48	33.21

N.M. Not meaningful.
(1) Annualized.

Net Interest Income

•                 Net interest income for the third quarter of 2014 increased $4.6 million, or 2.3 percent, compared with the third quarter of 2013. The increase was primarily driven by higher average loan and lease balances in the auto finance, inventory finance and leasing and equipment finance businesses as well as a reduced cost of borrowings. This increase was partially offset by downward pressure on yields across the lending businesses in this increasingly competitive low interest rate environment, as well as lower average balances of higher yielding fixed-rate loans of that type in the commercial and consumer real estate portfolios due to run-off exceeding originations.

•                 Net interest income for the third quarter of 2014 decreased $1.9 million, or 0.9 percent, compared with the second quarter of 2014. The decrease was primarily due to lower average loan and lease balances in the inventory finance portfolio due to seasonality as well as higher rates on various deposit products as asset growth was funded with deposits at incremental market rates. The decrease was partially offset by higher average loan balances in the auto finance and leasing and equipment finance businesses.

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•                  Net interest margin in the third quarter of 2014 was 4.60 percent, compared with 4.62 percent in the third quarter of 2013 and 4.65 percent in the second quarter of 2014. The decreases from both periods were primarily due to continued margin compression resulting from the increasingly competitive low interest rate environment.

Non-interest Income

•                 Fees and service charges in the third quarter of 2014 were $40.3 million, down $2.2 million, or 5.2 percent, from the third quarter of 2013 and up $2.2 million, or 5.8 percent, from the second quarter of 2014. The decrease from the third quarter of 2013 was primarily due to customer behavior changes, as well as higher average checking account balances per customer. The increase from the second quarter of 2014 was primarily due to seasonal differences in customer activity.

•                Leasing and equipment finance revenue was $24.4 million during the third quarter of 2014, down $4.4 million, or 15.3 percent, from the third quarter of 2013 and up $1.3 million, or 5.7 percent, from the second quarter of 2014. The decrease from the third quarter of 2013 and the increase from the second quarter of 2014 were primarily due to customer-driven events impacting sales-type lease revenue.

•                 TCF sold $484.4 million, $182.5 million and $220.2 million of auto loans during the third quarters of 2014 and 2013, and the second quarter of 2014, respectively, resulting in net gains in the same respective periods. Included in auto loans sold for the third quarter of 2014 is $256.3 million related to the execution of the Company’s inaugural auto loan securitization.

•                 TCF sold $233.6 million, $142.4 million and $224.2 million of consumer real estate loans during the third quarters of 2014 and 2013, and the second quarter of 2014, respectively, resulting in net gains in the same respective periods.

•                 Servicing fee income was $5.9 million on $3.1 billion of period-end loans and leases serviced for others during the third quarter of 2014 compared to $3.6 million on $1.7 billion of period-end loans and leases serviced for others during the third quarter of 2013 and $4.9 million on $2.6 billion of period-end loans and leases serviced for others during the second quarter of 2014.

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Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	3Q 2014	2Q 2014	3Q 2013	3Q14 vs 2Q14	3Q14 vs 3Q13	YTD 2014	YTD 2013	Percent Change
Period-End:
Consumer real estate:
First mortgage lien	$3,444,581	$3,542,324	$3,862,174	(2.8)%	(10.8)%
Junior lien	2,526,486	2,480,763	2,553,458	1.8	(1.1)
Total consumer real estate	5,971,067	6,023,087	6,415,632	(0.9)	(6.9)
Commercial	3,159,766	3,093,161	3,137,088	2.2	0.7
Leasing and equipment finance	3,632,793	3,526,264	3,286,506	3.0	10.5
Inventory finance	1,836,538	1,880,667	1,716,542	(2.3)	7.0
Auto finance	1,749,411	1,502,860	1,069,053	16.4	63.6
Other	24,003	24,486	26,827	(2.0)	(10.5)
Total	$16,373,578	$16,050,525	$15,651,648	2.0	4.6

Average:
Consumer real estate:
First mortgage lien	$3,498,068	$3,606,635	$3,918,411	(3.0)%	(10.7)%	$3,607,408	$4,056,845	(11.1)%
Junior lien	2,607,811	2,498,151	2,484,201	4.4	5.0	2,571,271	2,405,832	6.9
Total consumer real estate	6,105,879	6,104,786	6,402,612	—	(4.6)	6,178,679	6,462,677	(4.4)
Commercial	3,144,135	3,131,320	3,282,880	0.4	(4.2)	3,132,588	3,321,458	(5.7)
Leasing and equipment finance	3,575,698	3,500,647	3,261,638	2.1	9.6	3,504,194	3,232,873	8.4
Inventory finance	1,806,271	2,061,437	1,637,538	(12.4)	10.3	1,908,628	1,731,022	10.3
Auto finance	1,603,392	1,518,194	973,418	5.6	64.7	1,483,951	823,316	80.2
Other	11,599	12,040	12,299	(3.7)	(5.7)	12,299	12,996	(5.4)
Total	$16,246,974	$16,328,424	$15,570,385	(0.5)	4.3	$16,220,339	$15,584,342	4.1

•                 Period-end loans and leases were $16.4 billion at September 30, 2014, an increase of $0.7 billion, or 4.6 percent, compared with September 30, 2013 and a increase of $0.3 billion, or 2.0 percent, compared with June 30, 2014. Average loans and leases were $16.2 billion for the third quarter of 2014, an increase of $0.7 billion, or 4.3 percent, compared with the third quarter of 2013 and a decrease of $0.1 billion, or 0.5 percent, compared with the second quarter of 2014.

The increase in period-end loans and leases from both periods and the increase in average loans and leases from the third quarter of 2013 were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers and sales force in its network and further penetrates existing territories, as well as an increase in the leasing and equipment finance portfolio.

•                 Loan and lease originations were $3.6 billion for the third quarter of 2014, an increase of $461.3 million, or 14.9 percent, compared with the third quarter of 2013 and an increase of $92.8 million, or 2.7 percent, compared with the second quarter of 2014. The increase from the third quarter of 2013 was primarily due to the continued growth in auto finance and an increase in leasing and equipment finance and commercial originations. The increase from the second quarter of 2014 was primarily due to increased fundings in the

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commercial business and continued growth in auto finance, partially offset by seasonality within the inventory finance business.

•                 Period-end and average loan and lease balances were impacted by $484.4 million of auto finance loan sales and $233.6 million of consumer real estate loan sales during the third quarter of 2014.

Credit Quality

Credit Trends							Table 4
						Percent Change
(Dollars in thousands)	3Q	2Q	1Q	4Q	3Q	3Q14 vs	3Q14 vs
	2014	2014	2014	2013	2013	2Q14	3Q13
Non-accrual loans and leases and other real estate owned	$342,725	$325,374	$330,127	$345,896	$348,452	5.3%	(1.6)%
Over 60-day delinquencies (1)	27,019	28,094	30,638	30,194	38,638	(3.8)	(30.1)
Net charge-offs	26,937	18,355	17,416	30,096	27,616	46.8	(2.5)
Provision for credit losses	15,739	9,909	14,492	22,792	24,602	58.8	(36.0)

(1) Excludes acquired portfolios and non-accrual loans and leases

•                 Non-accrual loans and leases and other real estate owned totaled $342.7 million at September 30, 2014, a decrease of $5.7 million, or 1.6 percent, from September 30, 2013, and an increase of $17.4 million, or 5.3 percent, from June 30, 2014. The decrease from September 30, 2013 was primarily due to improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio. The increase from June 30, 2014 was driven by the migration of two commercial loans to non-accrual and an increase in the consumer loan portfolio.

•                 The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.17 percent at September 30, 2014, down from 0.25 percent at September 30, 2013, and down slightly from 0.18 percent at June 30, 2014. The decrease from September 30, 2013 was primarily a result of the stabilization of the consumer real estate portfolio as economic conditions improved in our markets.

•                 Net charge-offs were $26.9 million for the third quarter of 2014, a decrease of $0.7 million, or 2.5 percent, from the third quarter of 2013, and an increase of $8.6 million, or 46.8 percent, from the second quarter of 2014. The decrease from the third quarter of 2013 was primarily due to improved credit quality in the commercial portfolio resulting in  net recoveries for the third quarter of 2014. The increase from the second quarter of 2014 was primarily due to increased charge-offs in the consumer loan portfolio as a result of a more conservative approach on credit. The over 60-day delinquent consumer real estate loan balance and delinquency rate, excluding acquired portfolios and non-accrual loans, were $17.1 million and 0.3 percent at September 30, 2014, compared to $23.1 million and 0.4 percent at June 30, 2014.

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•                 Provision for credit losses was $15.7 million for the third quarter of 2014, a decrease of $8.9 million, or 36.0 percent, from the third quarter of 2013, and an increase of $5.8 million, or 58.8 percent, from the second quarter of 2014. The decrease from the third quarter of 2013 was primarily due to reduced reserve requirements in the consumer real estate portfolio. The increase from the second quarter of 2014 was primarily due to increased charge-offs in the consumer loan portfolio as a result of a more conservative approach on credit. The over 60-day delinquent consumer real estate loan balance and delinquency rate, excluding acquired portfolios and non-accrual loans, were $17.1 million and 0.3 percent at September 30, 2014, compared to $23.1 million and 0.4 percent at June 30, 2014.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q14 vs	3Q14 vs	YTD	YTD	Percent
	2014	2014	2013	2Q14	3Q13	2014	2013	Change

Checking	$5,077,753	$5,098,650	$4,833,196	(0.4)%	5.1%	$5,064,401	$4,834,368	4.8%
Savings	5,524,409	5,908,219	6,258,866	(6.5)	(11.7)	5,856,259	6,152,292	(4.8)
Money market	1,527,820	1,019,543	822,094	49.9	85.8	1,124,821	809,800	38.9
Subtotal	12,129,982	12,026,412	11,914,156	0.9	1.8	12,045,481	11,796,460	2.1
Certificates of deposit	3,028,259	2,742,832	2,401,811	10.4	26.1	2,773,254	2,362,274	17.4
Total average deposits	$15,158,241	$14,769,244	$14,315,967	2.6	5.9	$14,818,735	$14,158,734	4.7

Average interest rate on deposits (1)	0.28%	0.24%	0.27%			0.25%	0.27%

(1) Annualized.

•                 Total average deposits for the third quarter of 2014 increased $842.3 million, or 5.9 percent, from the third quarter of 2013 and increased $389.0 million, or 2.6 percent, from the second quarter of 2014. The increases from both periods were primarily due to special campaigns for certificates of deposit and money market accounts. The increase from the third quarter of 2013 was further driven by higher average checking account balances per customer.

•                 The average interest rate on deposits for the third quarter of 2014 was 0.28 percent, up 1 basis point from the third quarter of 2013 and up 4 basis points from the second quarter of 2014. The increases from both periods were primarily due to increased average interest rates resulting from promotions for money market accounts. The increase from the second quarter of 2014 was further driven by certificates of deposit promotions.

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Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q14 vs	3Q14 vs	YTD	YTD	Percent
	2014	2014	2013	2Q14	3Q13	2014	2013	Change

Compensation and employee benefits	$112,393	$109,664	$110,833	2.5%	1.4%	$337,146	$320,599	5.2%
Occupancy and equipment	34,121	34,316	33,253	(0.6)	2.6	103,276	99,190	4.1
FDIC insurance	7,292	7,625	8,102	(4.4)	(10.0)	22,480	24,174	(7.0)
Operating lease depreciation	7,434	6,613	6,706	12.4	10.9	20,274	18,491	9.6
Advertising and marketing	5,336	5,862	4,593	(9.0)	16.2	16,676	15,857	5.2
Deposit account premiums	320	383	664	(16.4)	(51.8)	1,121	1,866	(39.9)
Other	47,888	42,618	43,730	12.4	9.5	131,841	123,615	6.7
Subtotal	214,784	207,081	207,881	3.7	3.3	632,814	603,792	4.8

Foreclosed real estate and repossessed assets, net	5,315	5,743	4,162	(7.5)	27.7	17,126	21,884	(21.7)
Other credit costs, net	(411)	371	189	N.M.	N.M.	79	(876)	N.M.
Total non-interest expense	$219,688	$213,195	$212,232	3.0	3.5	$650,019	$624,800	4.0

N.M. Not meaningful.

•                 Compensation and employee benefits expense increased $1.6 million, or 1.4 percent, from the third quarter of 2013 and increased $2.7 million, or 2.5 percent, from the second quarter of 2014. The increase from the third quarter of 2013 was primarily due to increased staff levels to support the growth of auto finance and risk management. The increase from the second quarter of 2014 was primarily due to increased expenses related to higher commissions based on production results and performance incentives, as well as increased staff levels to support the growth of the auto finance business.

•                Foreclosed real estate and repossessed assets expense increased $1.2 million, or 27.7 percent, from the third quarter of 2013 and decreased $0.4 million, or 7.5 percent, compared to the second quarter of 2014. The increase from the third quarter of 2013 was primarily due to fewer gains on the sales of foreclosed consumer real estate properties and an increase in maintenance expense related to commercial properties. The decrease from the second quarter of 2014 was primarily due to a reduction in write-downs of existing foreclosed commercial properties as a result of improved exit values.

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Capital

Capital Information				Table 7
At period end
(Dollars in thousands, except per-share data)	3Q 2014		4Q 2013
Total equity	$2,113,432		$1,964,759
Book value per common share	$10.98		$10.23
Tangible book value per common share (1)	$9.60		$8.83
Tangible common equity to tangible assets (1)	8.54%		8.03%
Capital accumulation rate (2)	12.19%		9.72%

Risk-based capital (3)
Tier 1	$1,902,785	11.64%	$1,763,682	11.41%
Total	2,232,412	13.65	2,107,981	13.64

Tier 1 leverage capital	$1,902,785	10.19%	$1,763,682	9.71%

Tier 1 common capital (4)	$1,624,700	9.94%	$1,488,651	9.63%

(1) Excludes the impact of preferred shares, goodwill and other intangibles (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).
(2) Calculated as the change in annualized year to date Tier 1 common capital as a percentage of prior period Tier 1 common capital.
(3) The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks.
(4) Excludes the effect of preferred shares and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).

•                 Capital ratios continue to improve as the Company accumulates capital through earnings.

•                 On October 20, 2014, TCF’s Board of Directors declared a regular quarterly cash dividend of 5 cents per common share, payable on December 1, 2014, to stockholders of record at the close of business on November 14, 2014. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on December 1, 2014, to stockholders of record at the close of business on November 14, 2014.

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Webcast Information

A live webcast of TCF’s conference call to discuss the third quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on October 24, 2014 at 8:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of September 30, 2014, TCF had $19.0 billion in total assets and 382 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in value of assets such as interest-only strips that arise in connection with TCF’s loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF’s deposit, lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on underwater mortgages, or imposition of underwriting or other limitations

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that impact the ability to use certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF’s fee revenue; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands.

Litigation Risks. Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices; the effect of interchange rate litigation against the Federal Reserve on debit card interchange fees; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended September 30,		Change
	2014	2013	$	%
Interest income:
Loans and leases	$205,604	$203,879	$1,725	0.8%
Securities available for sale	2,973	4,448	(1,475)	(33.2)
Securities held to maturity	1,445	57	1,388	N.M.
Investments and other	9,681	7,069	2,612	37.0
Total interest income	219,703	215,453	4,250	2.0
Interest expense:
Deposits	10,711	9,644	1,067	11.1
Borrowings	4,812	6,182	(1,370)	(22.2)
Total interest expense	15,523	15,826	(303)	(1.9)
Net interest income	204,180	199,627	4,553	2.3
Provision for credit losses	15,739	24,602	(8,863)	(36.0)
Net interest income after provision for credit losses	188,441	175,025	13,416	7.7
Non-interest income:
Fees and service charges	40,255	42,457	(2,202)	(5.2)
Card revenue	12,994	13,167	(173)	(1.3)
ATM revenue	5,863	5,941	(78)	(1.3)
Subtotal	59,112	61,565	(2,453)	(4.0)
Leasing and equipment finance	24,383	28,778	(4,395)	(15.3)
Gains on sales of auto loans, net	14,863	7,140	7,723	108.2
Gains on sales of consumer real estate loans, net	8,762	4,152	4,610	111.0
Servicing fee income	5,880	3,619	2,261	62.5
Other	3,170	986	2,184	N.M.
Fees and other revenue	116,170	106,240	9,930	9.3
Losses on securities, net	(94)	(80)	(14)	(17.5)
Total non-interest income	116,076	106,160	9,916	9.3
Non-interest expense:
Compensation and employee benefits	112,393	110,833	1,560	1.4
Occupancy and equipment	34,121	33,253	868	2.6
FDIC insurance	7,292	8,102	(810)	(10.0)
Operating lease depreciation	7,434	6,706	728	10.9
Advertising and marketing	5,336	4,593	743	16.2
Deposit account premiums	320	664	(344)	(51.8)
Other	47,888	43,730	4,158	9.5
Subtotal	214,784	207,881	6,903	3.3
Foreclosed real estate and repossessed assets, net	5,315	4,162	1,153	27.7
Other credit costs, net	(411)	189	(600)	N.M.
Total non-interest expense	219,688	212,232	7,456	3.5
Income before income tax expense	84,829	68,953	15,876	23.0
Income tax expense	30,791	24,551	6,240	25.4
Income after income tax expense	54,038	44,402	9,636	21.7
Income attributable to non-controlling interest	1,721	1,607	114	7.1
Net income attributable to TCF Financial Corporation	52,317	42,795	9,522	22.3
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$47,470	$37,948	$9,522	25.1

Net income per common share:
Basic	$0.29	$0.24	$0.05	20.8%
Diluted	0.29	0.23	0.06	26.1

Dividends declared per common share	$0.05	$0.05	$—	—%

Average common and common equivalent shares outstanding (in thousands):
Basic	163,901	161,220	2,681	1.7%
Diluted	164,480	162,184	2,296	1.4

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended September 30,		Change
	2014	2013	$	%
Interest income:
Loans and leases	$614,929	$615,459	$(530)	(0.1)%
Securities available for sale	8,941	13,880	(4,939)	(35.6)
Securities held to maturity	3,852	183	3,669	N.M.
Investments and other	26,699	19,089	7,610	39.9
Total interest income	654,421	648,611	5,810	0.9
Interest expense:
Deposits	27,625	28,176	(551)	(2.0)
Borrowings	15,241	19,673	(4,432)	(22.5)
Total interest expense	42,866	47,849	(4,983)	(10.4)
Net interest income	611,555	600,762	10,793	1.8
Provision for credit losses	40,140	95,576	(55,436)	(58.0)
Net interest income after provision for credit losses	571,415	505,186	66,229	13.1
Non-interest income:
Fees and service charges	114,909	123,352	(8,443)	(6.8)
Card revenue	38,493	38,854	(361)	(0.9)
ATM revenue	16,976	17,274	(298)	(1.7)
Subtotal	170,378	179,480	(9,102)	(5.1)
Leasing and equipment finance	69,432	67,591	1,841	2.7
Gains on sales of auto loans, net	30,603	22,421	8,182	36.5
Gains on sales of consumer real estate loans, net	28,619	16,347	12,272	75.1
Servicing fee income	15,079	9,503	5,576	58.7
Other	8,341	3,384	4,957	146.5
Fees and other revenue	322,452	298,726	23,726	7.9
Gains (losses) on securities, net	1,047	(80)	1,127	N.M.
Total non-interest income	323,499	298,646	24,853	8.3
Non-interest expense:
Compensation and employee benefits	337,146	320,599	16,547	5.2
Occupancy and equipment	103,276	99,190	4,086	4.1
FDIC insurance	22,480	24,174	(1,694)	(7.0)
Operating lease depreciation	20,274	18,491	1,783	9.6
Advertising and marketing	16,676	15,857	819	5.2
Deposit account premiums	1,121	1,866	(745)	(39.9)
Other	131,841	123,615	8,226	6.7
Subtotal	632,814	603,792	29,022	4.8
Foreclosed real estate and repossessed assets, net	17,126	21,884	(4,758)	(21.7)
Other credit costs, net	79	(876)	955	N.M.
Total non-interest expense	650,019	624,800	25,219	4.0
Income before income tax expense	244,895	179,032	65,863	36.8
Income tax expense	88,755	61,554	27,201	44.2
Income after income tax expense	156,140	117,478	38,662	32.9
Income attributable to non-controlling interest	5,941	5,805	136	2.3
Net income attributable to TCF Financial Corporation	150,199	111,673	38,526	34.5
Preferred stock dividends	14,541	14,218	323	2.3
Net income available to common stockholders	$135,658	$97,455	$38,203	39.2

Net income per common share:
Basic	$0.83	$0.61	$0.22	36.1%
Diluted	0.83	0.60	0.23	38.3

Dividends declared per common share	$0.15	$0.15	$—	—%

Average common and common equivalent shares outstanding (in thousands):
Basic	163,311	160,838	2,473	1.5%
Diluted	163,823	161,694	2,129	1.3

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Change
	2014	2013	$	%
Net income attributable to TCF Financial Corporation	$52,317	$42,795	$9,522	22.3%
Other comprehensive (loss) income:
Securities available for sale:
Unrealized (losses) gains arising during the period	(862)	850	(1,712)	N.M.
Reclassification of net losses to net income	254	—	254	N.M.
Net investment hedges:
Unrealized gains (losses) arising during the period	1,849	(647)	2,496	N.M.
Foreign currency translation adjustment:
Unrealized (losses) gains arising during the period	(2,066)	615	(2,681)	N.M.
Recognized postretirement prior service cost and transition obligation:
Net actuarial losses arising during the period	(12)	(11)	(1)	(9.1)
Income tax expense	(464)	(72)	(392)	N.M.
Total other comprehensive (loss) income	(1,301)	735	(2,036)	N.M.
Comprehensive income	$51,016	$43,530	$7,486	17.2

	Nine Months Ended September 30,		Change
	2014	2013	$	%
Net income attributable to TCF Financial Corporation	$150,199	$111,673	$38,526	34.5%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	19,652	(47,399)	67,051	N.M.
Reclassification of net gains to net income	(375)	—	(375)	N.M.
Net investment hedges:
Unrealized gains arising during the period	1,677	764	913	119.5
Foreign currency translation adjustment:
Unrealized losses arising during the period	(2,043)	(980)	(1,063)	(108.5)
Recognized postretirement prior service cost and transition obligation:
Net actuarial losses arising during the period	(35)	(35)	—	—
Income tax (expense) benefit	(7,879)	17,609	(25,488)	N.M.
Total other comprehensive income (loss)	10,997	(30,041)	41,038	N.M.
Comprehensive income	$161,196	$81,632	$79,564	97.5

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Sep. 30,	At Dec. 31,	Change
	2014	2013	$	%
ASSETS
Cash and due from banks	$840,847	$915,076	$(74,229)	(8.1)%
Investments	84,478	94,326	(9,848)	(10.4)
Securities held to maturity	215,371	19,912	195,459	N.M.
Securities available for sale	466,130	551,064	(84,934)	(15.4)
Loans and leases held for sale	156,390	79,768	76,622	96.1
Loans and leases:
Consumer real estate:
First mortgage lien	3,444,581	3,766,421	(321,840)	(8.5)
Junior lien	2,526,486	2,572,905	(46,419)	(1.8)
Total consumer real estate	5,971,067	6,339,326	(368,259)	(5.8)
Commercial	3,159,766	3,148,352	11,414	0.4
Leasing and equipment finance	3,632,793	3,428,755	204,038	6.0
Inventory finance	1,836,538	1,664,377	172,161	10.3
Auto finance	1,749,411	1,239,386	510,025	41.2
Other	24,003	26,743	(2,740)	(10.2)
Total loans and leases	16,373,578	15,846,939	526,639	3.3
Allowance for loan and lease losses	(222,658)	(252,230)	29,572	11.7
Net loans and leases	16,150,920	15,594,709	556,211	3.6
Premises and equipment, net	436,316	437,602	(1,286)	(0.3)
Goodwill	225,640	225,640	—	—
Other assets	446,011	461,743	(15,732)	(3.4)
Total assets	$19,022,103	$18,379,840	$642,263	3.5

LIABILITIES AND EQUITY
Deposits:
Checking	$5,075,309	$4,980,451	$94,858	1.9
Savings	5,385,611	6,194,003	(808,392)	(13.1)
Money market	1,706,206	831,910	874,296	105.1
Subtotal	12,167,126	12,006,364	160,762	1.3
Certificates of deposit	3,022,394	2,426,412	595,982	24.6
Total deposits	15,189,520	14,432,776	756,744	5.2
Short-term borrowings	3,384	4,918	(1,534)	(31.2)
Long-term borrowings	1,198,297	1,483,325	(285,028)	(19.2)
Total borrowings	1,201,681	1,488,243	(286,562)	(19.3)
Accrued expenses and other liabilities	517,470	494,062	23,408	4.7
Total liabilities	16,908,671	16,415,081	493,590	3.0
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized; 4,006,900 issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized; 167,160,721 and 165,164,861 shares issued, respectively	1,672	1,652	20	1.2
Additional paid-in capital	809,778	779,641	30,137	3.9
Retained earnings, subject to certain restrictions	1,088,992	977,846	111,146	11.4
Accumulated other comprehensive loss	(16,216)	(27,213)	10,997	40.4
Treasury stock at cost, 42,566 shares, and other	(48,879)	(42,198)	(6,681)	(15.8)
Total TCF Financial Corporation stockholders’ equity	2,098,587	1,952,968	145,619	7.5
Non-controlling interest in subsidiaries	14,845	11,791	3,054	25.9
Total equity	2,113,432	1,964,759	148,673	7.6
Total liabilities and equity	$19,022,103	$18,379,840	$642,263	3.5

N.M.  Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2014	2014	2014	2013	2013	2014		2013
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$14,582	$20,678	$20,051	$20,894	$23,576	$(6,096)		$(8,994)
Junior lien	2,554	2,415	4,049	3,532	3,822	139		(1,268)
Total consumer real estate	17,136	23,093	24,100	24,426	27,398	(5,957)		(10,262)
Commercial	4,117	—	1,905	1,430	7,201	4,117		(3,084)
Leasing and equipment finance	2,045	2,642	2,864	2,401	2,539	(597)		(494)
Inventory finance	110	204	212	50	71	(94)		39
Auto finance	3,606	2,152	1,554	1,877	1,429	1,454		2,177
Other	5	3	3	10	—	2		5
Subtotal	27,019	28,094	30,638	30,194	38,638	(1,075)		(11,619)
Acquired portfolios	165	251	240	458	334	(86)		(169)
Total delinquencies	$27,184	$28,345	$30,878	$30,652	$38,972	$(1,161)		$(11,788)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	0.45%	0.61%	0.57%	0.58%	0.64%	(16)	bps	(19)	bps
Junior lien	0.10	0.10	0.17	0.14	0.15	—		(5)
Total consumer real estate	0.30	0.40	0.41	0.40	0.44	(10)		(14)
Commercial	0.13	—	0.06	0.05	0.23	13		(10)
Leasing and equipment finance	0.06	0.08	0.08	0.07	0.08	(2)		(2)
Inventory finance	0.01	0.01	0.01	—	—	—		1
Auto finance	0.21	0.14	0.11	0.15	0.13	7		8
Other	0.02	0.01	0.01	0.04	—	1		2
Subtotal	0.17	0.18	0.19	0.19	0.25	(1)		(8)
Acquired portfolios	2.27	2.26	1.38	1.64	0.80	1		147
Total delinquencies	0.17	0.18	0.19	0.20	0.25	(1)		(8)

(1) Excludes non-accrual loans and leases.
	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2014	2014	2014	2013	2013	2014		2013
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$179,062	$172,256	$176,841	$180,811	$170,306	$6,806		$8,756
Junior lien	38,434	38,146	39,222	38,222	35,732	288		2,702
Total consumer real estate	217,496	210,402	216,063	219,033	206,038	7,094		11,458
Commercial	38,541	30,051	35,209	40,539	62,273	8,490		(23,732)
Leasing and equipment finance	13,517	16,093	13,908	14,041	11,820	(2,576)		1,697
Inventory finance	2,921	1,988	307	2,529	1,802	933		1,119
Auto finance	2,408	1,468	856	470	212	940		2,196
Other	228	292	336	410	728	(64)		(500)
Total non-accrual loans and leases	$275,111	$260,294	$266,679	$277,022	$282,873	$14,817		$(7,762)

Non-accrual loans and leases - rollforward:
Balance, beginning of period	$260,294	$266,679	$277,022	$282,873	$278,471	$(6,385)		$(18,177)
Additions	83,597	61,242	54,432	71,513	93,337	22,355		(9,740)
Charge-offs	(24,430)	(15,135)	(15,323)	(25,195)	(10,225)	(9,295)		(14,205)
Transfers to other assets	(17,404)	(17,994)	(15,609)	(23,085)	(23,810)	590		6,406
Return to accrual status	(12,966)	(18,224)	(16,334)	(13,085)	(16,218)	5,258		3,252
Payments received	(13,459)	(14,910)	(17,925)	(13,331)	(40,319)	1,451		26,860
Sales	—	(1,900)	—	(3,602)	—	1,900		—
Other, net	(521)	536	416	934	1,637	(1,057)		(2,158)
Balance, end of period	$275,111	$260,294	$266,679	$277,022	$282,873	$14,817		$(7,762)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2014	2014	2014	2013	2013	2014	2013
Other Real Estate Owned
Other real estate owned:
Consumer real estate	$44,532	$42,745	$43,149	$47,637	$48,910	$1,787	$(4,378)
Commercial real estate	23,082	22,335	20,299	21,237	16,669	747	6,413
Total other real estate owned	$67,614	$65,080	$63,448	$68,874	$65,579	$2,534	$2,035

Other real estate owned - rollforward:
Balance, beginning of period	$65,080	$63,448	$68,874	$65,579	$66,232	$1,632	$(1,152)
Transferred in	14,854	15,751	14,160	21,045	23,339	(897)	(8,485)
Sales	(11,943)	(15,998)	(17,526)	(15,939)	(22,683)	4,055	10,740
Writedowns	(2,750)	(2,782)	(3,147)	(3,496)	(2,197)	32	(553)
Other, net	2,373	4,661	1,087	1,685	888	(2,288)	1,485
Balance, end of period	$67,614	$65,080	$63,448	$68,874	$65,579	$2,534	$2,035

Ending number of properties: (1)
Consumer real estate	396	396	411	479	511	—	(115)
Commercial real estate	15	14	16	18	18	1	(3)
Total	411	410	427	497	529	1	(118)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At September 30,		At June 30,		At September 30,
	2014		2014		2013		Change from
		% of		% of		% of	Jun. 30,		Sep. 30,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2014		2013
Consumer real estate	$145,125	2.43%	$161,349	2.68%	$177,970	2.77%	(25)	bps	(34)	bps
Commercial	33,290	1.05	31,361	1.01	46,638	1.49	4		(44)
Leasing and equipment finance	17,600	0.48	19,184	0.54	18,216	0.55	(6)		(7)
Inventory finance	9,556	0.52	9,539	0.51	8,547	0.50	1		2
Auto finance	16,308	0.93	13,865	0.92	9,112	0.85	1		8
Other	779	3.25	783	3.20	802	2.99	5		26
Total	$222,658	1.36	$236,081	1.47	$261,285	1.67	(11)		(31)

Net Charge-Offs

											Change from
	Quarter Ended										Quarter Ended
	Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,		Sep. 30,
	2014		2014		2014		2013		2013		2014		2013
Consumer real estate
First mortgage lien	$18,344		$7,165		$9,678		$10,546		$12,770		$11,179		$5,574
Junior lien	3,816		4,292		3,025		5,901		5,474		(476)		(1,658)
Total consumer real estate	22,160		11,457		12,703		16,447		18,244		10,703		3,916
Commercial	(144)		3,477		1,510		9,363		6,513		(3,621)		(6,657)
Leasing and equipment finance	1,193		973		749		1,197		658		220		535
Inventory finance	264		107		(134)		341		86		157		178
Auto finance	2,464		1,833		2,276		1,975		1,122		631		1,342
Other	1,000		508		312		773		993		492		7
Total	$26,937		$18,355		$17,416		$30,096		$27,616		$8,582		$(679)

Net Charge-Offs as a Percentage of Average Loans and Leases
											Change from
	Quarter Ended (1)										Quarter Ended
	Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,		Sep. 30,
	2014		2014		2014		2013		2013		2014		2013
Consumer real estate
First mortgage lien	2.10%		0.79%		1.04%		1.11%		1.30%		131	bps	80	bps
Junior lien	0.59		0.69		0.46		0.91		0.88		(10)		(29)
Total consumer real estate	1.45		0.75		0.80		1.03		1.14		70		31
Commercial	(0.02)		0.44		0.19		1.21		0.79		(46)		(81)
Leasing and equipment finance	0.13		0.11		0.09		0.14		0.08		2		5
Inventory finance	0.06		0.02		(0.03)		0.08		0.02		4		4
Auto finance	0.61		0.48		0.69		0.68		0.46		13		15
Other	N.	M.	N.	M.	N.	M.	N.	M.	N.	M.	N.M .		N.M .
Total	0.66		0.45		0.43		0.76		0.71		21		(5)

(1) Annualized.

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2014			2013
	Average		Yields and	Average		Yields and
	Balance	Interest (2)	Rates (1) (2)	Balance	Interest (2)	Rates (1) (2)
ASSETS:
Investments and other	$493,309	$3,800	3.06%	$871,167	$4,104	1.87%
Securities held to maturity	217,114	1,445	2.66	5,518	57	4.15
Securities available for sale (3)	446,514	2,973	2.66	638,528	4,448	2.79
Loans and leases held for sale	301,512	5,881	7.74	156,593	2,965	7.51
Loans and leases:
Consumer real estate:
Fixed-rate	3,292,031	47,221	5.69	3,678,665	53,120	5.73
Variable-rate	2,813,848	36,556	5.15	2,723,947	34,987	5.10
Total consumer real estate	6,105,879	83,777	5.44	6,402,612	88,107	5.46
Commercial:
Fixed-rate	1,443,130	17,870	4.91	1,765,172	23,856	5.36
Variable- and adjustable-rate	1,701,005	16,787	3.92	1,517,708	15,747	4.12
Total commercial	3,144,135	34,657	4.37	3,282,880	39,603	4.79
Leasing and equipment finance	3,575,698	42,130	4.71	3,261,638	40,281	4.94
Inventory finance	1,806,271	28,137	6.18	1,637,538	24,820	6.01
Auto finance	1,603,392	17,601	4.36	973,418	11,544	4.70
Other	11,599	231	7.90	12,299	258	8.34
Total loans and leases (4)	16,246,974	206,533	5.05	15,570,385	204,613	5.22
Total interest-earning assets	17,705,423	220,632	4.95	17,242,191	216,187	4.98
Other assets (5)	1,148,033			1,060,409
Total assets	$18,853,456			$18,302,600
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,540,794			$1,435,958
Small business	823,273			777,538
Commercial and custodial	424,134			347,971
Total non-interest bearing deposits	2,788,201			2,561,467
Interest-bearing deposits:
Checking	2,307,066	236	0.04	2,292,133	350	0.06
Savings	5,506,895	2,088	0.15	6,238,462	3,574	0.23
Money market	1,527,820	2,288	0.59	822,094	588	0.28
Subtotal	9,341,781	4,612	0.20	9,352,689	4,512	0.19
Certificates of deposit	3,028,259	6,099	0.80	2,401,811	5,132	0.85
Total interest-bearing deposits	12,370,040	10,711	0.34	11,754,500	9,644	0.33
Total deposits	15,158,241	10,711	0.28	14,315,967	9,644	0.27
Borrowings:
Short-term borrowings	9,523	23	0.95	6,545	11	0.59
Long-term borrowings	1,060,135	4,789	1.80	1,609,211	6,171	1.53
Total borrowings	1,069,658	4,812	1.80	1,615,756	6,182	1.52
Total interest-bearing liabilities	13,439,698	15,523	0.46	13,370,256	15,826	0.47
Total deposits and borrowings	16,227,899	15,523	0.38	15,931,723	15,826	0.39
Other liabilities	537,864			455,911
Total liabilities	16,765,763			16,387,634
Total TCF Financial Corp. stockholders’ equity	2,071,140			1,899,282
Non-controlling interest in subsidiaries	16,553			15,684
Total equity	2,087,693			1,914,966
Total liabilities and equity	$18,853,456			$18,302,600
Net interest income and margin		$205,109	4.60		$200,361	4.62

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax-equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014			2013
	Average		Yields and	Average		Yields and
	Balance	Interest (2)	Rates (1) (2)	Balance	Interest (2)	Rates (1) (2)
ASSETS:
Investments and other	$578,768	$11,839	2.73%	$803,659	$10,985	1.83%
Securities held to maturity	192,181	3,852	2.67	5,578	183	4.39
Securities available for sale (3)	440,727	8,941	2.70	656,513	13,880	2.82
Loans and leases held for sale	246,283	14,860	8.07	142,590	8,104	7.60
Loans and leases:
Consumer real estate:
Fixed-rate	3,394,126	144,125	5.68	3,800,608	166,155	5.84
Variable-rate	2,784,553	107,129	5.14	2,662,069	101,614	5.10
Total consumer real estate	6,178,679	251,254	5.44	6,462,677	267,769	5.54
Commercial:
Fixed-rate	1,505,730	56,869	5.05	1,832,463	73,047	5.33
Variable- and adjustable-rate	1,626,858	49,116	4.04	1,488,995	46,232	4.15
Total commercial	3,132,588	105,985	4.52	3,321,458	119,279	4.80
Leasing and equipment finance	3,504,194	124,185	4.73	3,232,873	121,184	5.00
Inventory finance	1,908,628	86,088	6.03	1,731,022	78,285	6.05
Auto finance	1,483,951	49,158	4.43	823,316	30,379	4.93
Other	12,299	703	7.64	12,996	797	8.21
Total loans and leases (4)	16,220,339	617,373	5.09	15,584,342	617,693	5.30
Total interest-earning assets	17,678,298	656,865	4.96	17,192,682	650,845	5.06
Other assets (5)	1,122,573			1,098,845
Total assets	$18,800,871			$18,291,527
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,552,477			$1,446,184
Small business	794,735			758,156
Commercial and custodial	400,010			334,978
Total non-interest bearing deposits	2,747,222			2,539,318
Interest-bearing deposits:
Checking	2,337,624	758	0.04	2,317,290	1,224	0.07
Savings	5,835,814	7,023	0.16	6,130,052	9,733	0.21
Money market	1,124,821	3,961	0.47	809,800	1,765	0.29
Subtotal	9,298,259	11,742	0.17	9,257,142	12,722	0.18
Certificates of deposit	2,773,254	15,883	0.77	2,362,274	15,454	0.87
Total interest-bearing deposits	12,071,513	27,625	0.31	11,619,416	28,176	0.32
Total deposits	14,818,735	27,625	0.25	14,158,734	28,176	0.27
Borrowings:
Short-term borrowings	108,860	248	0.30	7,487	27	0.47
Long-term borrowings	1,305,980	14,993	1.53	1,804,144	19,646	1.45
Total borrowings	1,414,840	15,241	1.44	1,811,631	19,673	1.45
Total interest-bearing liabilities	13,486,353	42,866	0.42	13,431,047	47,849	0.48
Total deposits and borrowings	16,233,575	42,866	0.35	15,970,365	47,849	0.40
Other liabilities	529,397			421,222
Total liabilities	16,762,972			16,391,587
Total TCF Financial Corp. stockholders’ equity	2,020,151			1,882,363
Non-controlling interest in subsidiaries	17,748			17,577
Total equity	2,037,899			1,899,940
Total liabilities and equity	$18,800,871			$18,291,527
Net interest income and margin		$613,999	4.64		$602,996	4.69

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax-equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2014	2014	2014	2013	2013
Interest income:
Loans and leases	$205,604	$206,788	$202,537	$204,042	$203,879
Securities available for sale	2,973	2,805	3,163	4,194	4,448
Securities held to maturity	1,445	1,443	964	94	57
Investments and other	9,681	9,055	7,963	7,599	7,069
Total interest income	219,703	220,091	214,627	215,929	215,453
Interest expense:
Deposits	10,711	8,877	8,037	8,428	9,644
Borrowings	4,812	5,113	5,316	5,639	6,182
Total interest expense	15,523	13,990	13,353	14,067	15,826
Net interest income	204,180	206,101	201,274	201,862	199,627
Provision for credit losses	15,739	9,909	14,492	22,792	24,602
Net interest income after provision for credit losses	188,441	196,192	186,782	179,070	175,025
Non-interest income:
Fees and service charges	40,255	38,035	36,619	43,254	42,457
Card revenue	12,994	13,249	12,250	13,066	13,167
ATM revenue	5,863	5,794	5,319	5,382	5,941
Subtotal	59,112	57,078	54,188	61,702	61,565
Leasing and equipment finance	24,383	23,069	21,980	23,328	28,778
Gains on sales of auto loans, net	14,863	7,270	8,470	7,278	7,140
Gains on sales of consumer real estate loans, net	8,762	8,151	11,706	5,345	4,152
Servicing fee income	5,880	4,892	4,307	3,903	3,619
Other	3,170	2,789	2,382	2,812	986
Fees and other revenue	116,170	103,249	103,033	104,368	106,240
(Losses) gains on securities, net	(94)	767	374	1,044	(80)
Total non-interest income	116,076	104,016	103,407	105,412	106,160
Non-interest expense:
Compensation and employee benefits	112,393	109,664	115,089	108,589	110,833
Occupancy and equipment	34,121	34,316	34,839	35,504	33,253
FDIC insurance	7,292	7,625	7,563	7,892	8,102
Operating lease depreciation	7,434	6,613	6,227	6,009	6,706
Advertising and marketing	5,336	5,862	5,478	3,275	4,593
Deposit account premiums	320	383	418	479	664
Other	47,888	42,618	41,335	44,162	43,730
Subtotal	214,784	207,081	210,949	205,910	207,881
Branch realignment	—	—	—	8,869	—
Foreclosed real estate and repossessed assets, net	5,315	5,743	6,068	6,066	4,162
Other credit costs, net	(411)	371	119	(376)	189
Total non-interest expense	219,688	213,195	217,136	220,469	212,232
Income before income tax expense	84,829	87,013	73,053	64,013	68,953
Income tax expense	30,791	31,385	26,579	22,791	24,551
Income after income tax expense	54,038	55,628	46,474	41,222	44,402
Income attributable to non-controlling interest	1,721	2,503	1,717	1,227	1,607
Net income attributable to TCF Financial Corporation	52,317	53,125	44,757	39,995	42,795
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$47,470	$48,278	$39,910	$35,148	$37,948

Net income per common share:
Basic	$0.29	$0.30	$0.25	$0.22	$0.24
Diluted	0.29	0.29	0.24	0.22	0.23

Dividends declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05

Financial highlights:
Pre-tax pre-provision profit (1)	$100,568	$96,922	$87,545	$86,805	$93,555
Return on average assets (2)	1.15%	1.17%	1.00%	0.90%	0.97%
Return on average common equity (2)	10.50	10.99	9.35	8.39	9.28
Net interest margin (2)	4.60	4.65	4.66	4.67	4.62

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(2) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
ASSETS
Investments and other	$493,309	$623,721	$620,718	$663,572	$871,167
Securities held to maturity	217,114	217,477	142,181	10,178	5,518
Securities available for sale	446,514	408,075	467,827	625,240	638,528
Loans and leases held for sale	301,512	240,304	195,871	193,164	156,593
Loans and leases:
Consumer real estate:
Fixed-rate	3,292,031	3,393,788	3,498,832	3,584,072	3,678,665
Variable-rate	2,813,848	2,710,998	2,828,980	2,828,110	2,723,947
Total consumer real estate	6,105,879	6,104,786	6,327,812	6,412,182	6,402,612
Commercial:
Fixed-rate	1,443,130	1,515,353	1,559,991	1,592,418	1,765,172
Variable- and adjustable-rate	1,701,005	1,615,967	1,562,075	1,496,106	1,517,708
Total commercial	3,144,135	3,131,320	3,122,066	3,088,524	3,282,880
Leasing and equipment finance	3,575,698	3,500,647	3,434,691	3,342,182	3,261,638
Inventory finance	1,806,271	2,061,437	1,862,745	1,734,286	1,637,538
Auto finance	1,603,392	1,518,194	1,327,232	1,157,586	973,418
Other	11,599	12,040	13,273	13,369	12,299
Total loans and leases	16,246,974	16,328,424	16,087,819	15,748,129	15,570,385
Total interest-earning assets	17,705,423	17,818,001	17,514,416	17,240,283	17,242,191
Other assets	1,148,033	1,123,148	1,094,923	1,074,655	1,060,409
Total assets	$18,853,456	$18,941,149	$18,609,339	$18,314,938	$18,302,600

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,540,794	$1,579,528	$1,537,066	$1,430,998	$1,435,958
Small business	823,273	788,540	771,825	812,394	777,538
Commercial and custodial	424,134	388,562	386,927	377,568	347,971
Total non-interest bearing deposits	2,788,201	2,756,630	2,695,818	2,620,960	2,561,467
Interest-bearing deposits:
Checking	2,307,066	2,363,106	2,343,095	2,303,416	2,292,133
Savings	5,506,895	5,887,133	6,120,155	6,197,411	6,238,462
Money market	1,527,820	1,019,543	819,312	845,562	822,094
Subtotal	9,341,781	9,269,782	9,282,562	9,346,389	9,352,689
Certificates of deposit	3,028,259	2,742,832	2,543,345	2,392,896	2,401,811
Total interest-bearing deposits	12,370,040	12,012,614	11,825,907	11,739,285	11,754,500
Total deposits	15,158,241	14,769,244	14,521,725	14,360,245	14,315,967
Borrowings:
Short-term borrowings	9,523	220,042	97,996	8,333	6,545
Long-term borrowings	1,060,135	1,368,480	1,494,095	1,486,189	1,609,211
Total borrowings	1,069,658	1,588,522	1,592,091	1,494,522	1,615,756
Total interest-bearing liabilities	13,439,698	13,601,136	13,417,998	13,233,807	13,370,256
Total deposits and borrowings	16,227,899	16,357,766	16,113,816	15,854,767	15,931,723
Other liabilities	537,864	541,458	508,689	508,253	455,911
Total liabilities	16,765,763	16,899,224	16,622,505	16,363,020	16,387,634
Total TCF Financial Corporation stockholders’ equity	2,071,140	2,020,815	1,971,264	1,938,646	1,899,282
Non-controlling interest in subsidiaries	16,553	21,110	15,570	13,272	15,684
Total equity	2,087,693	2,041,925	1,986,834	1,951,918	1,914,966
Total liabilities and equity	$18,853,456	$18,941,149	$18,609,339	$18,314,938	$18,302,600

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1) (2)

(Unaudited)

	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
ASSETS

Investments and other	3.06%	2.61%	2.60%	2.43%	1.87%
Securities held to maturity	2.66	2.65	2.71	3.66	4.15
Securities available for sale (3)	2.66	2.75	2.70	2.68	2.79
Loans and leases held for sale	7.74	8.35	8.24	7.28	7.51
Loans and leases:
Consumer real estate:
Fixed-rate	5.69	5.72	5.62	5.73	5.73
Variable-rate	5.15	5.14	5.13	5.13	5.10
Total consumer real estate	5.44	5.46	5.41	5.46	5.46
Commercial:
Fixed-rate	4.91	5.16	5.07	5.16	5.36
Variable- and adjustable-rate	3.92	4.01	4.20	4.12	4.12
Total commercial	4.37	4.57	4.63	4.65	4.79
Leasing and equipment finance	4.71	4.72	4.75	4.89	4.94
Inventory finance	6.18	5.93	5.98	5.85	6.01
Auto finance	4.36	4.43	4.52	4.64	4.70
Other	7.90	7.63	7.41	7.78	8.34
Total loans and leases	5.05	5.10	5.11	5.17	5.22

Total interest-earning assets	4.95	4.97	4.97	4.99	4.98

LIABILITIES

Interest-bearing deposits:
Checking	0.04	0.04	0.05	0.05	0.06
Savings	0.15	0.16	0.17	0.17	0.23
Money market	0.59	0.43	0.28	0.29	0.28
Subtotal	0.20	0.16	0.15	0.15	0.19
Certificates of deposit	0.80	0.75	0.74	0.80	0.85
Total interest-bearing deposits	0.34	0.30	0.28	0.28	0.33
Total deposits	0.28	0.24	0.22	0.23	0.27
Borrowings:
Short-term borrowings	0.95	0.26	0.33	0.96	0.59
Long-term borrowings	1.80	1.45	1.41	1.51	1.53
Total borrowings	1.80	1.29	1.34	1.50	1.52

Total interest-bearing liabilities	0.46	0.41	0.40	0.42	0.47

Net interest margin	4.60	4.65	4.66	4.67	4.62

(1)  Annualized.

(2)  Yields are presented on a fully tax-equivalent basis.

(3)  Average yields of securities available for sale are based upon the historical amortized cost and exclude equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Sep. 30,	At Dec. 31,
	2014	2013
Computation of tangible common equity to tangible assets:
Total equity	$2,113,432	$1,964,759
Less: Non-controlling interest in subsidiaries	14,845	11,791
Total TCF Financial Corporation stockholders’ equity	2,098,587	1,952,968
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	5,062	6,326
Tangible common equity	$1,604,645	$1,457,762

Total assets	$19,022,103	$18,379,840
Less:
Goodwill	225,640	225,640
Other intangibles	5,062	6,326
Tangible assets	$18,791,401	$18,147,874

Tangible common equity to tangible assets	8.54%	8.03%

	At Sep. 30,	At Dec. 31,
	2014	2013
Computation of tangible book value per common share:
Tangible common equity	$1,604,645	$1,457,762
Common stock shares outstanding	167,118,155	165,122,295

Tangible book value per common share	$9.60	$8.83

	At Sep. 30,	At Dec. 31,
	2014	2013
Computation of Tier 1 common capital ratio:
Total Tier 1 capital	$1,902,785	$1,763,682
Total risk-weighted assets	16,351,204	15,455,706
Total Tier 1 risk-based capital ratio	11.64%	11.41%

Computation of Tier 1 common capital ratio:
Total Tier 1 capital	$1,902,785	$1,763,682
Less:
Preferred stock	263,240	263,240
Qualifying non-controlling interest in subsidiaries	14,845	11,791
Total Tier 1 common capital	$1,624,700	$1,488,651

Total Tier 1 common capital ratio	9.94%	9.63%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and the Tier 1 common capital ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1), CONTINUED

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2014	2014	2013	2014	2013
Computation of return on average tangible common equity:
Net income available to common stockholders	$47,470	$48,278	$37,948	$135,658	$97,455
Other intangibles amortization, net of tax	265	264	330	796	1,181
Adjusted net income available to common stockholders	47,735	48,542	38,278	136,454	98,636

Average balances:
Total equity	$2,087,693	$2,041,925	$1,914,966	$2,037,899	$1,899,940
Less: Non-controlling interest in subsidiaries	16,553	21,110	15,684	17,748	17,577
Total TCF Financial Corporation stockholders’ equity	2,071,140	2,020,815	1,899,282	2,020,151	1,882,363
Less:
Preferred stock	263,240	263,240	263,240	263,240	263,240
Goodwill	225,640	225,640	225,640	225,640	225,640
Other intangibles	5,291	5,711	7,113	5,709	7,697
Tangible average common equity	$1,576,969	$1,526,224	$1,403,289	$1,525,562	$1,385,786

Annualized return on average tangible common equity	12.11%	12.72%	10.91%	11.93%	9.49%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as return on average tangible common equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions, and also provides investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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